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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 30, 2000




                          GUILFORD PHARMACEUTICALS INC.
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             (Exact name of registrant as specified in its charter)




       Delaware                         000-23736             52-1841960
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(State or other jurisdiction of      (Commission File       (I.R.S. Employer
incorporation or organization)            Number)           Identification No.)




      6611 Tributary Street, Baltimore, Maryland            21224
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     (Address of principal executive offices)               (Zip Code)




       Registrant's telephone number, including area code: (410) 631-6300



                               (not applicable)
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On May 30, 2000, Guilford Pharmaceuticals Inc. and Gliatech Inc. announced that they had reached a definitive merger agreement in a transaction expected to be a tax free reorganization and a pooling of interests for accounting purposes. Under an Agreement and Plan of Merger entered into between the parties, each outstanding share of Gliatech common stock will be converted into the right to receive 1.38 shares of Guilford common stock, and Gliatech will become a wholly-owned subsidiary of Guilford. The combined company will retain the Guilford name and will be based at Guilford's headquarters in Baltimore, Maryland.

         Consummation of the merger is subject to a number of conditions including approval by the stockholders of Guilford and Gliatech, and the receipt of all regulatory approvals.

         The press release issued by Guilford and Gliatech with respect to the announcement of the Merger Agreement is included as Exhibit 99.1 hereto.

         The foregoing description of and reference to the above-mentioned document is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         99.1     Press Release, dated May 30, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Guilford Pharmaceuticals


Date: June 14, 2000                 By:   /s/  Thomas C. Seon
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                                       Thomas C. Seon
                                       Senior Vice President, General
                                       Counsel and Secretary





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                                  EXHIBIT INDEX



Exhibit No.         Description
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   99.1             Press Release, dated May 30, 2000.




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